Exhibit 99.1

NEWS RELEASE
Contact:	Alan Hill
SI International, Inc.
703-234-6854
alan.hill@si-intl.com

SI International Reports 2007 Fourth Quarter and Year-End Financial Results

•                  Q4 revenue of $137.2 million;

•                  Q4 net income of $5.2 million;

•                  Q4 diluted EPS of $0.39;

•                  Issues guidance for first quarter and fiscal year 2008.

RESTON, VA — February 19, 2008 - SI International, Inc. (Nasdaq: SINT), an information technology and network solutions (IT) company, today announced financial results for its fourth quarter and fiscal year ended December 29, 2007. Revenue for the fourth quarter of fiscal year 2007 (FY07) was $137.2 million, an increase of 19 percent as compared to the fourth quarter of FY06.  FY07 revenue was $510.8 million.  Net income for the fourth quarter of FY07 was $5.2 million.  FY07 net income was $19.3 million.  Diluted earnings per share for the fourth quarter FY07 was $0.39.

Fourth Quarter FY07 Financial Results

Revenue for the fourth quarter of FY07 was $137.2 million, an increase of 19 percent over fourth quarter FY06 revenue of $115.6 million.  Federal government contract revenue represented 99 percent of fourth quarter FY07 total revenue. The Company’s revenue results were driven by organic growth in high-priority federal government assignments primarily with civilian agencies, as well as the acquisition of LOGTEC, Inc. at the beginning of June 2007.

Income from operations for the fourth quarter of FY07 was $10.7 million.  Operating margin for the fourth quarter of FY07 was 7.8 percent.  Net income for the fourth quarter of FY07 was $5.2 million.  Diluted earnings per share for the fourth quarter FY07 was $0.39.  Days Sales Outstanding (DSOs) were 78 days at the end of the fourth quarter FY07.

“Our organic growth rate for the fourth quarter was 7 percent,” said Brad Antle, SI International’s President and CEO.  “Given that the Federal government was operating under a year-long continuing resolution, we are pleased to report fourth quarter organic growth of 20 percent from our civilian government engagements.  On the defense side, we believe SI International is well positioned in mission-critical areas that will attract additional focus once the war budget pressures begin to lessen.”

Full FY07 Results

For the fiscal year ended December 29, 2007, revenue increased 11 percent to $510.8 million, compared to $462.0 million for FY06.  Federal government contract revenue represented 99 percent of FY07 total revenue.

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Income from operations for FY07 was $38.6 million.  Operating margin for FY07 was 7.6 percent.  Net income for FY07 was $19.3 million or $1.45 per diluted share.

Cash flow from operations for the twelve months ended December 29, 2007 was $19.2 million.  As of December 29, 2007, SI International had a strong balance sheet with $13.1 million in cash, $114.3 million in debt, and $260.7 million in stockholders’ equity.

“During 2007, we won several important new contracts, expanded our client base, enhanced our portfolio of mission-critical solutions through the LOGTEC acquisition, and positioned our business for future growth,” said Antle.

FY07 Business Highlights

Backlog as of December 29, 2007 was approximately $1.45 billion, consisting of $180 million in funded backlog and $1.27 billion in unfunded backlog.  Net bookings for the fourth quarter of FY07 were $30 million, bringing the total bookings for full-year FY07 to $741 million.  Major business highlights during the year include:

In the area of Federal IT Modernization:

•                  Among the award winners of the $50 billion GSA Alliant Government Wide Acquisition Contract.

In the area of Homeland Defense:

•                  Awarded a $225 million Service Center Operations Support Services prime contract with the Department of Homeland Security’s (DHS) U.S. Citizenship and Immigration Services.

•                  Won a new $20.5 million prime contract with DHS to provide case management specialists to review case actions and manage case inquiries.

•                  Named as a subcontractor to provide systems communications and software for a nuclear non-proliferation program. The estimated contract value for SI International is approximately $100 million.

In the area of Defense Transformation:

•                  Awarded an IT services contract as a member of the KT Consulting team with the DoD Washington Headquarters Services with anticipated value of approximately $28 million to SI International.

•                  Received a contract with an intelligence agency as a member of the i2s team.  The anticipated value of the new contract win is approximately $18 million for SI International.

•                  Acquired LOGTEC, Inc. in June 2007 to strengthen the Company’s logistics capabilities.

In the area of Mission-Critical Outsourcing:

•                  Awarded a new $16 million Federal Retirement Thrift Investment Board contract to provide business process outsourcing services supporting the processing, imaging, and data entry of 401(k) applications and forms for the Thrift Savings Plan (TSP).

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Business Outlook

Based on SI International’s current backlog and management’s estimate as to future tasking and contract awards, the Company issued the following guidance ranges for first quarter FY08 and full year 2008.

	Q1 2008	Full Year 2008
Revenue	$133 - $141 million	$575 -$600 million
Net Income	$4.2 - $4.7 million	$21.1 - $22.2 million
Diluted Earnings Per Share	$0.31 - $0.35	$1.56 - $1.64
Diluted Share Equivalents	13.4 million	13.5 million

“As we enter into 2008, we see an improved outlook for the Federal IT industry as the civilian agencies are no longer operating under a continuing resolution and a portion of the Iraq supplemental was passed in late December,” said Antle.  “In this improved environment, we are confident that SI International is well positioned with a balanced book of business across defense and civilian agencies and a laser focus on long-term government priorities, to deliver annual organic growth in the range of 10 percent for 2008.”

Conference Call

SI International has scheduled a conference call to discuss its results and business outlook for 10 AM ET, today, February 19, 2008. Participating in the conference call will be SI International’s President and CEO, Brad Antle; Executive Vice President and CFO, Ted Dunn; and Executive Vice President and Chief Marketing Officer, Leslee Belluchie.  A question and answer session will be included to further discuss the results and the Company’s future performance expectations. Interested parties should contact Alan Hill at 703-234-6854 for dial-in information.

The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of SI International’s web site, http://www.si-intl.com.  A replay of the webcast will be available on the SI International web site beginning two hours after the conclusion of the conference call. In addition, a replay of the conference is available by telephone beginning on Tuesday, February 19, 2008 at 12:00 PM ET through Tuesday, February 26, 2008 at 5:00 PM ET by calling 1-888-286-8010 and entering the conference passcode 25868823.

About SI International: SI International, a member of the Russell 2000 index, is a provider of information technology and network solutions (IT) primarily to the Federal government.  The Company combines technology and industry expertise to provide a full spectrum of state-of-the-practice solutions and services, from design and development to documentation and operations, to assist clients in achieving their missions.  SI International is ranked as the 42nd largest Federal Prime IT Contractor by Washington Technology and has approximately 4,500 employees.  More information about SI International can be found at www.si-intl.com.

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The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals, financial information or reporting, and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may involve a number of risks and uncertainties, which are described in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties include: changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); and the important factors discussed in the Risk Factors section of the annual report on Form 10-K filed by the Company with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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SI International, Inc. and Subsidiaries

Consolidated Statements of Operations

(amounts in thousands, except per share data; unaudited)

	Three Months Ended		Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006

Revenue	$137,218	$115,636	$510,820	$461,970
Operating costs and expenses:
Cost of services	88,154	72,006	325,695	290,675
Selling, general and administrative	36,173	31,017	138,854	124,847
Depreciation and amortization	1,042	715	3,590	2,692
Amortization of intangible assets	1,160	823	4,047	3,116

Total operating expenses	126,529	104,561	472,186	421,330

Income from operations	10,689	11,075	38,634	40,640
Other (expense) income	(228)	128	258	88
Interest expense, net	(1,984)	(1,536)	(7,154)	(7,731)

Income before provision for income taxes	8,477	9,667	31,738	32,997
Provision for income taxes	3,324	3,629	12,445	12,844

Net income	$5,153	$6,038	$19,293	$20,153

Earnings per common share:
Basic net income per common share	$0.39	$0.47	$1.48	$1.61
Diluted net income per common share	$0.39	$0.45	$1.45	$1.56
Basic weighted-average shares outstanding	13,081	12,945	13,030	12,507
Diluted weighted-average shares outstanding	13,321	13,320	13,304	12,896

EBITDA (1)	$13,214	$12,819	$47,434	$46,794

Notes:

(1) EBITDA is defined as GAAP net income (loss) plus other expense (income), interest expense net, income taxes, depreciation and amortization, stock compensation, and amortization of intangible assets.

EBITDA as calculated by us may be calculated differently than EBITDA for other companies.  We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results.  EBITDA should not be construed as either an alternative to net income as an indicator of our operating performance or as an alternative to cash flows as a measure of liquidity.

Reconciliation of Net Income to EBITDA is as follows:

	Three Months Ended		Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006

Net income	$5,153	$6,038	$19,293	$20,153
Other expense (income)	228	(128)	(258)	(88)
Interest expense	1,984	1,536	7,154	7,731
Provision for income taxes	3,324	3,629	12,445	12,844
Depreciation and amortization	1,042	715	3,590	2,692
Stock compensation	323	206	1,163	346
Amortization of intangible assets	1,160	823	4,047	3,116
EBITDA	$13,214	$12,819	$47,434	$46,794

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SI International, Inc. and Subsidiaries

Revenue Segmentation Data (unaudited)

(In thousands)

	Three months ended
	Dec. 29, 2007		Dec. 30, 2006		Growth
	$	%	$	%	$	%

Core federal government	135,455	98.7%	114,266	98.8%	21,189	18.5%
Commercial and other	1,763	1.3%	1,370	1.2%	393	28.7%
Total revenue	137,218	100.0%	115,636	100.0%	21,582	18.7%

Prime contracts	110,229	80.3%	93,586	80.9%	16,643	17.8%
Subcontracts	26,989	19.7%	22,050	19.1%	4,939	22.4%
Total revenue	137,218	100.0%	115,636	100.0%	21,582	18.7%

Cost reimbursable	33,903	24.7%	37,583	32.5%	(3,680)	-9.8%
Time and materials	46,090	33.6%	45,250	39.1%	840	1.9%
Fixed price	57,225	41.7%	32,803	28.4%	24,422	74.5%
Total revenue	137,218	100.0%	115,636	100.0%	21,582	18.7%

Department of defense	60,982	44.4%	52,312	45.2%	8,670	16.6%
Federal civilian agencies	74,473	54.3%	61,954	53.6%	12,519	20.2%
Commercial entities	1,763	1.3%	1,370	1.2%	393	28.7%
Total revenue	137,218	100.0%	115,636	100.0%	21,582	18.7%

Major contracts:
C4I	24,839	18.1%	25,097	21.7%	(258)	-1.0%
Other	112,379	81.9%	90,539	78.3%	21,840	24.1%
Total revenue	137,218	100.0%	115,636	100.0%	21,582	18.7%

	Twelve months ended
	Dec. 29, 2007		Dec. 30, 2006		Growth
	$	%	$	%	$	%

Core federal government	504,796	98.8%	455,257	98.5%	49,539	10.9%
Commercial and other	6,024	1.2%	6,713	1.5%	(689)	-10.3%
Total revenue	510,820	100.0%	461,970	100.0%	48,850	10.6%

Prime contracts	402,598	78.8%	367,885	79.6%	34,713	9.5%
Subcontracts	108,222	21.2%	94,085	20.4%	14,137	15.0%
Total revenue	510,820	100.0%	461,970	100.0%	48,850	10.6%

Cost reimbursable	141,106	27.6%	147,054	31.8%	(5,948)	-4.0%
Time & materials	177,110	34.7%	185,612	40.2%	(8,502)	-4.6%
Fixed price	192,604	37.7%	129,304	28.0%	63,300	49.2%
Total revenue	510,820	100.0%	461,970	100.0%	48,850	10.6%

Department of defense	232,490	45.5%	215,585	46.6%	16,905	8.0%
Federal civilian agencies	272,306	53.3%	239,672	51.9%	32,634	13.6%
Commercial entities	6,024	1.2%	6,713	1.5%	(689)	-10.3%
Total revenue	510,820	100.0%	461,970	100.0%	48,850	10.6%

Major contracts:
C4I	87,436	17.1%	98,973	21.4%	(11,537)	-11.7%
Other	423,384	82.9%	362,997	78.6%	60,387	16.6%
Total revenue	510,820	100.0%	461,970	100.0%	48,850	10.6%

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SI International, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except share data; unaudited)

	December 29, 2007	December 30, 2006

Assets
Current assets:
Cash and cash equivalents	$13,129	$19,457
Accounts receivable, net	117,098	91,972
Other current assets	12,511	8,627
Total current assets	142,738	120,056
Property and equipment, net	15,080	12,372
Goodwill	265,474	220,626
Intangible assets, net	26,583	20,418
Other assets	11,572	7,661
Total assets	$461,447	$381,133
Liabilities and stockholders’ equity
Current liabilities:
Note payable - Line of Credit	$20,000	$—
Current portion of long-term debt	1,004	754
Accounts payable	26,000	20,715
Note payable — former owner of acquired business	—	5,839
Accrued expenses and other current liabilities	35,172	28,547
Total current liabilities	82,176	55,855
Long-term debt, net of current portion	93,261	69,452
Deferred income tax	14,241	8,961
Other long-term liabilities	11,066	7,653
Stockholders’ equity:
Common stock—$0.01 par value per share; 50,000,000 shares authorized; 13,087,164 and 12,967,377 shares issued and outstanding as of December 29, 2007 and December 30, 2006, respectively	131	130
Additional paid-in capital	188,308	184,845
Retained earnings	73,358	54,065
Accumulated other comprehensive (loss) income	(1,094)	172
Total stockholders’ equity	260,703	239,212
Total liabilities and stockholders’ equity	$461,447	$381,133

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SI International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Amounts in thousands; unaudited)

	Year Ended
	December 29, 2007	December 30, 2006
Cash flows from operating activities:
Net income	$19,293	$20,153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,590	2,692
Amortization of intangible assets	4,047	3,116
Loss on disposal of fixed assets	39	25
Stock-based compensation	1,163	346
Amortization of deferred financing costs and debt discount	785	2,143
Deferred tax provision	4,992	2,645
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(12,855)	12,361
Other current assets	(2,908)	(534)
Other assets	(4,417)	(3,260)
Accounts payable and accrued expenses	727	(10,944)
Deferred revenue	3,503	2,383
Other long term liabilities	1,274	1,130
Net cash provided by operating activities	19,233	32,256
Cash flows from investing activities:
Purchase of property and equipment	(6,029)	(8,507)
Proceeds from sale of marketable securities	59,325	49,850
Purchase of marketable securities	(59,325)	(42,000)
Note payable — former owner of acquired business	(6,000)	(10,322)
Cash paid for business acquisitions, net of cash assumed	(59,672)	(48,002)
Net cash used in investing activities	(71,701)	(58,981)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,990	7,364
Proceeds from issuance of common stock	—	40,255
Income tax benefit for stock option exercises	311	2,117
Borrowings under line of credit	20,000	—
Proceeds from long-term debt	25,000	30,000
Repayments of long-term debt	(941)	(59,044)
Payments of debt issuance costs	(108)	(552)
Repayments of capital lease obligations	(112)	(118)
Net cash provided by financing activities	46,140	20,022
Net change in cash and cash equivalents	(6,328)	(6,703)
Cash and cash equivalents, beginning of period	19,457	26,160
Cash and cash equivalents, end of period	$13,129	$19,457

Supplemental disclosures of cash flow information:
Cash payments for interest	$7,468	$6,872
Cash payments for income taxes	$10,817	$8,032